UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2019

ELLIE MAE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35140	94-3288780
(Commission File Number)	(IRS Employer Identification Number)

4420 Rosewood Drive, Suite 500

Pleasanton, California 94588

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (925) 227-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 17, 2019, pursuant to the terms of an Agreement and Plan of Merger, dated as of February 11, 2019 (the “Merger Agreement”), by and among EM Eagle Purchaser, LLC, a Delaware limited liability company (“Parent”), EM Eagle Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”) and Ellie Mae, Inc., a Delaware corporation (the “Company” or “Ellie Mae”), Ellie Mae completed the merger with Merger Sub, with Ellie Mae continuing as the surviving corporation in the merger and becoming a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub were formed by affiliates of Thoma Bravo Fund XIII, L.P., a Delaware limited partnership (the “TB Fund”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

At the Effective Time:

(i)

each share of common stock, par value $0.0001 per share, of the Company issued and outstanding as of immediately prior to the Effective Time (other than shares, if any, held by the Company, Parent, Merger Sub or any of their subsidiaries and shares with respect to which appraisal rights have been properly exercised in accordance with the General Corporation Law of the State of Delaware) was cancelled and converted into the right to receive cash in an amount equal to $99.00, without interest thereon (the “Per Share Price”);

(ii)

each Company Option, Company RSU Award and Company Restricted Stock Award that was unexpired, unexercised, outstanding, and vested as of immediately prior to the Effective Time or that vested solely as a result of the consummation of the transactions contemplated by the Merger Agreement (each, a “Vested Award”) was cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares of Company Common Stock subject to the Vested Award, as applicable, multiplied by (B) the Per Share Price (or, for each Company Option that is a Vested Award, the excess, if any, of the Per Share Price over the applicable per share exercise price under such Company Option), subject to any required withholding of taxes;

(iii)

each Company Performance Share Award and Company RSU Award that was outstanding immediately prior to the Effective Time and still subject to performance-based vesting (the “Performance-Based Equity Awards”), became, as of the Effective Time, vested and nonforfeitable with respect to a number of shares of Company Common Stock subject to such Company Performance Share Award or Company RSU Award, as applicable, calculated in accordance with their respective terms, and was cancelled and converted automatically into the right to receive an amount in cash equal to the Per Share Price in respect of each vested share of Company Common Stock subject to such Company Performance Share Awards or Company RSU Award, subject to applicable tax withholding; and

(iv)

each Company Option, Company RSU Award and Company Restricted Stock Award (other than those that are a Vested Award or a Performance-Based Equity Award) that was unexpired, unexercised, and outstanding as of immediately prior to the Effective Time (each, an “Unvested Award”) was cancelled and replaced with a right to receive an amount in cash, without interest, equal to (A) the amount of the Per Share Price multiplied by (B) the total number of shares of Company Common Stock subject to such Unvested Award immediately prior to the Effective Time (or, for each Unvested Company Option, the excess, if any, of the Per Share Price over the applicable per share exercise price under such Unvested Company Option), subject to any required withholding of taxes (the “Cash Replacement Amounts”), which Cash Replacement Amounts will, subject to such holder’s continued service with Parent or its Affiliates (including the Surviving Corporation and its Subsidiaries) through the applicable vesting dates, vest and become payable at the same time as the Unvested Awards for which such Cash Replacement Amounts were exchanged would have vested pursuant to its terms. All Cash Replacement Amounts have the same terms and conditions (including, with respect to vesting (including accelerated vesting on specific terminations of employment, to the extent applicable)) as applied to the Unvested Awards for which they were exchanged, except as noted in the Merger Agreement. For the avoidance of doubt, any Company Options (whether vested or unvested) with a per share exercise price equal to or greater than the Per Share Price were cancelled immediately upon the Effective Time without payment or consideration.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2019.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Information set forth under Item 2.01 is incorporated herein by reference.

In connection with the closing of the Merger, the Company notified The New York Stock Exchange (“NYSE”) on April 17, 2019 that each outstanding share of Company Common Stock (except as described in Item 2.01 hereof) was converted pursuant to the Merger

Agreement as described under Item 2.01, and the Company requested that NYSE file a Form 25 with the SEC to remove the Company Common Stock from listing on NYSE and deregister the Company Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended.

Item 3.03 Material Modification to Rights of Security Holders.

The Information set forth under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding share of Company Common Stock (except as described in Item 2.01 hereof) was converted into the right to receive the Per Share Price.

Item 5.01 Change in Control of Registrant.

The Information set forth under Items 2.01 and 3.01 is incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly-owned subsidiary of Parent. The total amount of consideration payable to the Company’s equityholders in connection with the Merger was approximately $3.7 billion. The funds used by Parent to consummate the Merger and complete the related transactions, including paying certain fees and expense to be paid at the closing of the Merger, came from a combination of equity financing, debt financing and cash on the balance sheet of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement.

The information set forth under Item 2.01 is incorporated herein by reference.

In accordance with the terms of the Merger Agreement, effective upon completion of the Merger, the following persons, who were the directors of Merger Sub, became directors of the Company: Holden Spaht and Brian Jaffee. The following persons, who were directors of the Company prior to the completion of the Merger, are no longer directors of the Company: Sigmund Anderman, Karen Blasing, Carl Buccellato, Craig Davis, A. Barr Dolan, Robert J. Levin, Marina Levinson, Jeb Spencer, and Rajat Taneja.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 is incorporated herein by reference.

Effective upon completion of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation attached as Exhibit 3.1, which is incorporated herein by reference.

Effective upon completion of the Merger, the bylaws of the Company were amended and restated to be in the form of the bylaws attached as Exhibit 3.2, which is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 15, 2019, the Company held a special meeting of stockholders (the “Special Meeting”) at the Company’s offices in Pleasanton, California.

As of March 14, 2019, the record date for the Special Meeting (the “Record Date”), there were 35,044,413 shares of Company Common Stock outstanding and entitled to vote. Each holder of Company Common Stock was entitled to one vote for each such share owned at the close of business on the Record Date. At the Special Meeting, 29,254,705 shares of Company Common Stock, or approximately 83.47% of all outstanding shares of Company Common Stock as of the Record Date were present either in person or by proxy.

At the Special Meeting, three proposals were considered (each of which is described in detail in the Company’s definitive proxy statement, which was filed with the SEC on March 15, 2019):

(1) The proposal to adopt the Merger Agreement (the “Merger Proposal”).

(2) The proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”).

(3) The proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there were insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

At the Special Meeting, the Merger Proposal and the Compensation Proposal were approved by stockholders. Sufficient votes were also received to approve the Adjournment Proposal, but such an adjournment was not necessary in light of the approval of the Merger Proposal. The table below shows the final voting results from the Special Meeting.

		Votes For	Votes Against	Abstentions
Proposal 1 – The Merger Proposal	Company Common Stock	28,878,487	369,656	6,562
Proposal 2 – The Compensation Proposal	Company Common Stock	27,572,654	1,651,540	30,511
Proposal 3 – The Adjournment Proposal	Company Common Stock	25,277,181	3,968,788	8,735

Item 8.01 Other Events.

On April 17, 2019, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 11, 2019, by and among EM Eagle Purchaser, LLC, EM Eagle Merger Sub, Inc., and Ellie Mae, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 12, 2019). *

3.1	Amended and Restated Certificate of Incorporation of Ellie Mae, Inc.

3.2	Amended and Restated Bylaws of Ellie Mae, Inc.

99.1	Press Release, dated as of April 17, 2019

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELLIE MAE, INC.

By:	/s/ Brian Brown
Brian Brown
Title: Executive Vice President and General Counsel

Date: April 17, 2019